EXHIBIT 5.1
BASS, BERRY & SIMS PLC

KNOXVILLE OFFICE	A PROFESSIONAL LIMITED LIABILITY COMPANY	DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700	ATTORNEYS AT LAW	AMSOUTH CENTER
KNOXVILLE, TN 37902		315 DEADERICK STREET, SUITE 2700
(865) 521-6200	Reply To:	NASHVILLE, TN 37238-3001
	AMSOUTH CENTER	(615) 742-6200
MEMPHIS OFFICE	315 DEADERICK STREET, SUITE 2700
THE TOWER AT PEABODY PLACE	NASHVILLE, TN 37238-3001	MUSIC ROW OFFICE:
100 PEABODY PLACE, SUITE 950	(615) 742-6200	29 MUSIC SQUARE EAST
MEMPHIS, TN 38103-2625		NASHVILLE, TN 37203-4322
(901) 543-5900	www.bassberry.com	(615) 255-6161
October 19, 2006
First Commerce Bancorp, Inc.
500 North Ellington Parkway
Lewisburg, Tennessee 37091
     Re.: Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) relating to the First Commerce Bank 2002 Stock Option Plan (the “Plan”) filed by you with the Securities and Exchange Commission covering an aggregate of 195,462 shares (the “Shares”) of common stock, $1.00 par value, issuable pursuant to the Plan.
     In so acting we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
     Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.
Very truly yours,
/s/ Bass, Berry & Sims PLC